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Exhibit 23(e)

                       Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement (Form S-3 Nos. 333-____ and 333-________-01) of our report dated January 21, 1999, with respect to the consolidated financial statements of D&N Financial Corporation for the year then ended December 31, 1998, which report is included in the annual report (Form 10-K) of Republic Bancorp, Inc. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
October 5, 2001